PRICING SUPPLEMENT NO. 33                                         Rule 424(b)(3)
DATED: April 2, 2001                                          File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $8,000,000   Floating Rate Notes [ ]    Book Entry Notes [x]

Original Issue Date: 4/3/2001  Fixed Rate Notes [x]       Certificated Notes [ ]

Maturity Date: 4/1/2002        CUSIP#: 073928TQ6

Option to Extend Maturity:     No    [x]
                               Yes   [ ]     Final Maturity Date:


                                                 Optional           Optional
                        Redemption               Repayment          Repayment
Redeemable On            Price(s)                 Date(s)           Price(s)
-------------         --------------           -------------       -----------

     N/A                    N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 4.60%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:  N/A

[ ]      Commercial Paper Rate                  Minimum Interest Rate:  N/A

[ ]      Federal Funds Rate                     Interest Reset Date(s):

[ ]      Treasury Rate                          Interest Reset Period:

[ ]      LIBOR Reuters                          Interest Payment Date(s):

[ ]      LIBOR Telerate

[ ]      Prime Rate

[ ]      CMT Rate

Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* On October 1, 2001 and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.